SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement     [ ] Confidential, for Use of the
                                        Commission Only (as permitted by
                                        Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         FINANCIAL FEDERAL CORPORATION
------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    --------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

    --------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    --------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

    --------------------------------------------------------------------------

    (5) Total fee paid:

    --------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    ---------------------------------------------------------------------------

    (2) Form, Schedule or Registration No.:

    ---------------------------------------------------------------------------

    (3) Filing Party:

    ---------------------------------------------------------------------------

    (4) Date Filed:

    ---------------------------------------------------------------------------

                         FINANCIAL FEDERAL CORPORATION
                          400 PARK AVENUE, 8th FLOOR
                           NEW YORK, NEW YORK 10022
                                --------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TUESDAY, DECEMBER 9, 1997
                                 -------------


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Financial Federal Corporation, a Nevada corporation (the "Company"), will be held at 270 Park Avenue, 11th Floor, New York, New York on Tuesday, December 9, 1997 at 10:00 a.m. Eastern Time, for the following purposes:

         (1)   Electing six directors;
         (2) Ratifying the appointment of the Company's independent auditors; and
         (3) Transacting such other business as may properly come before the Annual Meeting.

     Pursuant to the By-Laws, the Board of Directors of the Company has fixed the close of business on October 24, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. The list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose related to the Annual Meeting at the office of Financial Federal Corporation, 400 Park Avenue, 8th Floor, New York, New York 10022 for the ten days prior to December 9, 1997.


                                            FINANCIAL FEDERAL CORPORATION



                                            Troy H. Geisser
                                            Secretary



November 7, 1997




IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE FILL IN, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES.

                         FINANCIAL FEDERAL CORPORATION
                          400 PARK AVENUE, 8th FLOOR
                           NEW YORK, NEW YORK 10022


                                PROXY STATEMENT


     The accompanying proxy is solicited by the Board of Directors (the "Board of Directors" or "Board") of Financial Federal Corporation, a Nevada corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on December 9, 1997 and any adjournment thereof (the "Meeting"). Shares represented by properly executed proxies, which are received in time and not revoked, will be voted at the Meeting in the manner described in the proxies. A stockholder may revoke his proxy at any time prior to its exercise by notice in writing to the Secretary of the Company indicating that his proxy is revoked or by attending the Meeting and voting in person.

     The approximate date on which this proxy statement and accompanying form of proxy are first being sent or given to stockholders is November 7, 1997. Holders of the Company's common stock, par value $.50 per share ("Common Stock"), as of the record date, which is the close of business on October 24, 1997, are entitled to vote at the Meeting. As of the record date for the Meeting, the Company had 14,789,137 shares of Common Stock outstanding and had no preferred stock outstanding. Each share of Common Stock entitles the holder thereof on the record date to one vote on matters to be considered at the Meeting.

     The presence, in person or by proxy, of stockholders holding a majority of the issued and outstanding shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum. Abstentions and broker non-votes are each included for purposes of determining the presence or absence of a sufficient number of shares to constitute a quorum for the transaction of business. With respect to the approval of any particular proposal, abstentions are considered present at the Meeting, but since they are not affirmative votes for the proposal, they will have the same effect as votes against the proposal. Broker non-votes, on the other hand, are not considered present at the Meeting for the particular proposal for which the broker withheld authority to vote.

     The six director nominees receiving a plurality of the votes cast by the holders of outstanding shares of Common Stock represented at the Meeting, in person or by proxy, will be elected as directors of the Company.

     The affirmative vote of a majority of the votes cast by holders of outstanding shares of Common Stock represented at the Meeting, in person or by proxy, is necessary for the ratification of the appointment of auditors.

     Unless contrary instructions are indicated on the proxy, all valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR the election of the nominees for director named below and FOR the ratification of the selection of Eisner & Lubin LLP as independent auditors for the fiscal year ending July 31, 1998. If a stockholder specifies a different choice on the proxy, such stockholder's shares of Common Stock will be voted in accordance with the specification so made.

     The entire expense of this proxy solicitation will be borne by the Company. Solicitation will be made primarily by mail. Proxies may also be solicited personally and by telephone by regular employees of the Company without any additional remuneration and at minimal cost. Management may also request banks, brokerage house, custodians, nominees and fiduciaries to obtain authorization for the execution of proxies and may reimburse them for expenses incurred by them in connection therewith.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, to the knowledge of the Company, information regarding the ownership of the Company's Common Stock by (i) each person who may be deemed to be the beneficial owner of more than 5% of the Company's outstanding Common Stock as of October 24, 1997 or such other date as may be noted below, (ii) each director and each nominee for election as a director, (iii) each executive officer named in the Summary Compensation Table, and (iv) all directors and executive officers of the Company as a group. As of October 24, 1997, the Company had 14,789,137 shares of Common Stock outstanding.

Name and Address of
Beneficial Owner or
Number of Persons in                     Number of Shares     Percentage of
Group         1                        Beneficially Owned 2     Ownership
--------------------                   --------------------   -------------
Clarence Y. Palitz, Jr. 3                    3,991,625            25.7%
Bernard G. Palitz 4                          1,829,473            12.2%
Wellington Management Company, LLP 5
    75 State Street
    Boston, MA  02109                        1,461,450             9.9%
Michael C. Palitz 6                            577,987             3.8%
Paul Sinsheimer 7                              465,561             3.1%
William C. MacMillen, Jr.                       56,250              8
Lawrence B. Fisher 9                            11,250              8
William M. Gallagher 10                        126,563              8
Richard W. Radom                                63,187              8
All directors and executive officers
  as a group (9 persons) 11                  7,131,271            43.8%


1 Unless otherwise indicated, the address of each person listed is c/o Financial Federal Corporation, 400 Park Avenue, 8th Floor, New York, New York 10022.

2 Unless otherwise noted, each person listed has the sole power to vote, or direct the voting of, and power to dispose, or direct the disposition of, all such shares. Beneficial ownership includes warrants and options that are exercisable or will become exercisable within 60 days of October 24, 1997.

3 Includes (i) warrants to purchase 202,500 shares of Common Stock held by Mr. C. Y. Palitz, Jr., (ii) 3,170,375 shares of Common Stock and warrants to purchase 562,500 shares of Common Stock held by a limited partnership, the general partner of which is a corporation owned and controlled by Mr. C. Y. Palitz, Jr., (iii) 28,125 shares of Common Stock held by such corporation, and (iv) 28,125 shares of Common Stock held by Mr. C. Y. Palitz, Jr.'s wife, as to which shares Mr. C. Y. Palitz, Jr. disclaims beneficial ownership.

4     Includes (i) 1,409,473 shares of Common Stock owned by Mr. B. G. Palitz,
      (ii) warrants to purchase 225,000 shares of Common Stock held by Mr. B.
      G. Palitz, (iii) 50,625 shares of Common Stock held by Mr. B. G. Palitz's wife, as to which shares Mr. B. G. Palitz disclaims beneficial ownership, (iv) 28,125 shares of Common Stock held by a Keogh Plan established for Mr. B. G. Palitz's benefit and of which he is the trustee, and (v) 116,250 shares owned by a charitable foundation over which Mr. B. G. Palitz has control, as to which shares Mr. B. G. Palitz disclaims beneficial ownership.

5 Share ownership was provided by the holder to the Company by written notification as of June 30, 1997, and has been adjusted for the July 30, 1997 stock split.

6 Includes (i) 333,900 shares of Common Stock and warrants to purchase 112,500 shares of Common Stock held by a corporation owned and controlled by Mr. M. C. Palitz, (ii) options and warrants to purchase 131,062 shares of Common Stock held by Mr. M. C. Palitz, (iii) 225 shares of Common Stock held by Mr. M. C. Palitz's wife, as to which shares Mr. M. C. Palitz disclaims beneficial ownership, and (iv) 300 shares held by Mr. M. C. Palitz's children.

7     Includes (i) 236,250 shares of Common Stock owned by Mr. Sinsheimer, and
      (ii) options and warrants to purchase 229,311 shares of Common Stock held by Mr. Sinsheimer.

8     Less than 1% of outstanding shares of Common Stock.

9     Includes options to purchase 11,250 shares of Common Stock.

10 Includes (i) Common Stock of 101,812 shares owned by Mr. Gallagher, (ii) warrants to purchase 18,751 shares of Common Stock held by Mr. Gallagher, and (iii) 6,000 shares of Common Stock held by Mr. Gallagher's IRA.

11    Includes shares of Common Stock described in notes 3, 4, 6, 7, 9 and
      10. Also includes 3,750 shares of Common Stock and options to purchase 5,625 shares of Common Stock held by an executive officer not named in the table.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires directors, officers and beneficial owners of more than 10% of the Company's Common Stock ("10% Owners") to file initial and periodic reports of ownership with the Securities and Exchange Commission (the "Commission") and the American Stock Exchange. While the rules adopted by the Commission under Section 16 are complex and difficult to interpret, to the best of the Company's knowledge, all transactions in the Company's Common Stock by the Company's directors, officers and 10% Owners during the Company's last fiscal year were reported promptly and correctly.

                             ELECTION OF DIRECTORS

     The Board of Directors has designated the persons listed under the section "Nominees for Election as Directors" of this proxy statement for nomination to serve as directors of the Company until the next annual meeting and until their respective successors are elected and qualified, or until their earlier resignation or removal. It is intended that shares represented by proxies solicited by the Board of Directors will, unless authority to vote for some or all of the nominees is withheld, be voted in favor of electing as directors the nominees listed below. The Company has no reason to believe any of the nominees will be disqualified or unable or unwilling to serve if elected. However, if any nominee becomes unavailable for any reason, the shares will be voted for another person nominated by the Board, unless the Board by resolution provides for a lesser number of directors. All the nominees are currently directors of the Company.

The Board of Directors unanimously recommends that stockholders vote "FOR" each of the nominees listed below.

                      Nominees for Election as Directors
                      ----------------------------------

Lawrence B. Fisher, 59, has served as a director of the Company since 1992. Mr. Fisher is a partner of Orrick, Herrington & Sutcliffe LLP, a law firm, since December 1995. He had previously been a partner of Kelley Drye & Warren, a law firm, from 1985 to December 1995. He is also a director of National Bank of New York City, a privately owned commercial bank.

William C. MacMillen, Jr., 84, has served as a director of the Company since 1989. Mr. MacMillen served as a director of Commercial Alliance Corporation, an equipment finance company ("CAC"), from its inception in 1963 to 1984, and he is presently a director of Republic New York Corporation and Republic National Bank of New York, and is the President of William C. MacMillen & Co., Inc., an investment banking firm.

Bernard G. Palitz, 73, has served as a director and Chairman of the Board of the Company since its inception in 1989; Mr. Palitz stepped down as Chairman of the Board on July 31, 1996. From 1963 to 1988, Mr. Palitz served as Chairman of the Board of CAC, which he founded with Clarence Y. Palitz, Jr. in 1963. He is currently a director and President of Gregory Capital Corporation, an investment firm.

Clarence Y. Palitz, Jr., 66, has served as Chief Executive Officer, President and a director of the Company since its inception in 1989, and as Chairman of the Board since August 1, 1996. From 1963 to 1988, Mr. Palitz served as President and a director of CAC, which he founded with Bernard G. Palitz in 1963. Since October, 1988, he has been a director of City and Suburban Financial Corp., a privately owned savings and loan holding company.

Michael C. Palitz, 39, has served as Executive Vice President of the Company since July 1995. Mr. Palitz served as Senior Vice President of the Company since February 1992 and served as a Vice President of the Company from its inception in 1989 to February 1992. He has also served as Chief Financial Officer, Treasurer and Assistant Secretary of the Company since its inception in 1989.

Paul Sinsheimer, 50, has served as Executive Vice President and a director of the Company since its inception in 1989. From 1970 to 1989, Mr. Sinsheimer was employed by CAC, where he served successively as Credit Manager, Collections Manager, Operations Manager, Houston Branch Manager, Division Manager and, from 1988, as Executive Vice President.

     Bernard G. Palitz and Clarence Y. Palitz, Jr. are brothers. Michael C. Palitz is the son of Clarence Y. Palitz, Jr.

     The Board has established an Executive Committee. The Executive Committee can exercise all of the powers of the Board between meetings of the Board. The present members of the Executive Committee are Messrs. C.Y. Palitz, Jr., Sinsheimer and MacMillen.

     The Board has established an Audit Committee, which consists of three directors, at least two of whom cannot be officers or employees of the Company. The Audit Committee is responsible for the engagement of the Company's independent auditors and will review with them the scope and timing of their audit services and any other services they are asked to perform, their report on the Company's financial statements following completion of their audit, and the Company's policies and procedures with respect to internal accounting and financial controls. The present members of the Audit Committee are Messrs. B.G. Palitz, MacMillen and C.Y. Palitz, Jr.

     The Board has established an Executive Compensation Committee, which consists of three directors. The Executive Compensation Committee is responsible for approving appointments, promotions and fixing salaries of executives of the Company between meetings of the full Board. All actions of the Executive Compensation Committee must be ratified by the Board within six months in order to remain effective. The present members of the Executive Compensation Committee are Messrs. Fisher, Sinsheimer and M. C. Palitz.

     The Board has established a Stock Option Committee, which consists of two directors. The Stock Option Committee is responsible for administering the Company's Stock Option Plan, including the granting, modification and cancellation of options to purchase the Company's Common Stock granted thereunder. The present members of the Stock Option Committee are Messrs. MacMillen and C.Y. Palitz, Jr.

     The Board has no standing committees other than those described above.

     During the Company's fiscal year ended July 31, 1997, the Board of Directors met three times, the Executive Committee met once, the Audit Committee met once, the Executive Compensation Committee met once, and the Stock Option Committee met once. Each member of the Board attended 100% of the total number of meetings of the Board and its committees, either telephonically or in person, of which they were members during such fiscal year.

                                 COMPENSATION

                  Report of Executive Compensation Committee

     Notwithstanding anything to the contrary set forth in the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph below shall not be incorporated by reference into any such filings.

     This report to stockholders presents an overview of the role of the Executive Compensation Committee of the Board of Directors and of the Company's present compensation philosophy. The Committee's principal function is to review and approve the salaries of executive officers of the Company and to approve any officer appointments and promotions. All actions of the Executive Compensation Committee, to remain effective, must be ratified by a majority vote of the Board of Directors within six months of such action; and all such actions to date have been so ratified.

     The Company compensates its employees and officers through salary, a portion of which may be deferred by agreement between the Company and its officers, and through a stock option program, the Financial Federal Corporation Stock Option Plan (the "Stock Option Plan"). The Company believes that through the grant of stock options the employees' and officers' objectives are aligned to those of the Company's and its shareholders', which is to increase stockholders' value. Of the 78 employees, officers and directors of the Company with one or more years of service as of October 24, 1997, approximately 70% were holders of options under the Company's Stock Option Plan.

     The Company offers a package of fringe benefits to its employees and officers which may not be as extensive as that which is offered by other companies. The current benefits offered by the Company are a contributory health and medical plan, a life insurance program (generally limited to one times annual salary plus $10,000), a qualified 401(k) savings plan and an employee contributed long term disability plan. In order to attract exceptionally high caliber employees and executives, the Company generally offers a salary which is competitive with other financial services companies taking into consideration that the Company does not offer a wide variety of fringe benefits. The Company evaluates compensation modifications based upon the performance of the employee, the Company's earnings level, general economic conditions and competitive market conditions.

     The Committee, in establishing compensation for the Chief Executive Officer, generally uses the same criteria as it does for other employees and officers, and such compensation is not directly tied to specific performance criteria of the Company's.

Submitted by the Executive Compensation Committee of the Company's Board of
Directors:

Lawrence B. Fisher             Michael C. Palitz            Paul Sinsheimer


         Compensation Committee Interlocks and Insider Participation

     Paul Sinsheimer and Michael C. Palitz, who are members of the Executive Compensation Committee, are both executive officers of the Company. Michael
C. Palitz, and entities controlled and managed by him, and Paul Sinsheimer, have purchased commercial paper issued by the Company (see "Certain Transactions").

                          Compensation of Directors

     Directors (who are not officers or employees of the Company or any of its subsidiaries) receive stipends, as follows:

     1. Annual Stipend of Five Thousand ($5,000) Dollars per year, payable upon their election by the stockholders after the Annual Meeting Of Stockholders each year. If a director joins the Board during the year, such stipend will be pro rated.

     2.   Three Hundred ($300) Dollars per directors meeting attended.

     3. Two Hundred ($200) Dollars per committee meeting attended if not in conjunction with a Board meeting.

     Directors who are officers of the Company receive no additional compensation for attending Board meetings. Directors who are not officers of the Company may also participate in the Stock Option Plan.

                             Employment Contracts

     The Company has not entered into any contract or arrangement with any employee or officer which would require the Company to continue compensation or to provide compensation upon termination of employment. Certain executive officers have arranged deferred compensation programs with the Company which provide for deferral of current compensation as earned. Amounts so deferred earn interest at a rate which is published by the Internal Revenue Service.

     No employee or officer has entered into any type of termination or change-in-control arrangement with the Company.

                          SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning the annual and long-term compensation paid to those persons who were, at July 31, 1997, the Chief Executive Officer ("CEO") and the other four most highly compensated executive officers of the Company.

                                                       Long-term
                                          Annual     Compensation
                                       Compensation     Awards
                                       ------------     ------

                                                      Securities
                                Fiscal                Underlying      All Other
Name and Principal Position      Year     Salary      Options(#)   Compensation(1)
---------------------------      ----     ------      ----------   ---------------
Clarence Y. Palitz, Jr.          1997    $243,750            0        $     0
 CEO, President and Director     1996     189,579            0              0
                                 1995     178,416            0              0

Paul Sinsheimer                  1997     555,511            0              0
 Executive Vice President        1996     405,479       56,250              0
   and Director                  1995     269,651            0              0

Richard W. Radom                 1997     216,381            0              0
 Senior Vice President           1996     207,479       13,500              0
                                 1995     193,084            0         10,000

Michael C. Palitz                1997     202,770            0              0
 CFO, Executive Vice President   1996     165,270       56,250              0
   and Director                  1995     142,500            0              0

William M. Gallagher             1997     200,511            0              0
 Senior Vice President           1996     182,980       13,500              0
                                 1995     160,966            0         15,562

(1) Represents non-cash compensation recognized pursuant to the Internal Revenue Code of 1986, as amended, from the sale of stock acquired through exercise of incentive stock options, within one year of such exercise.

                               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                      AND FISCAL YEAR-END OPTION VALUE
                           Share                     Securities Underlying         Value of Unexercised
                         Acquired on     Value      Unexercised Options Held       In-The-Money Options
Name                     Exercise (#)   Realized      At July 31, 1997 (#)          At July 31, 1997(1)
----                     ------------   --------   --------------------------   --------------------------
                                                   Exercisable  Unexercisable   Exercisable  Unexercisable
                                                   -----------  -------------   -----------  -------------
Clarence Y. Palitz, Jr.         0           $0            0              0      $      0       $      0
Paul Sinsheimer                 0            0       32,062         56,813       259,193        438,293
Richard W. Radom                0            0       11,812         25,313       105,162        174,359
Michael C. Palitz               0            0       36,562         61,313       299,256        478,356
William M. Gallagher            0            0       11,812         25,313       105,162        174,359

(1)	Only the value of unexercised, in-the-money options are reported.  Value is calculated by (i) subtracting the total exercise price per share from the fiscal year-end value of $15.125 per share and (ii) multiplying by the number of shares subject to the option.


                       OPTION GRANTS IN LAST FISCAL YEAR

     None of the persons listed in the Summary Compensation Table were granted options during the fiscal year ended July 31, 1997.

                               PERFORMANCE GRAPH

     The following graph compares the percentage change in cumulative total stockholder return on Financial Federal Corporation's Common Stock during the five years ending July 31, 1997 with the cumulative total return on the American Stock Exchange ("AMEX") Market Value Index and the S & P Financial Index. The comparison assumes $100 was invested on July 31, 1992 in each of such indices. Note that historic stock price is not indicative of future stock price performance.

     Financial Federal Corporation's Common Stock was listed on the AMEX on June 3, 1993, and previously traded on the Nasdaq National Market System.


                              COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                               Among Financial Federal Corporation, the AMEX
                              Market Value Index and the S & P Financial Index
                              ------------------------------------------------
                                7/92    7/93    7/94    7/95    7/96    7/97
                                ----    ----    ----    ----    ----    ----

Financial Federal Corporation   $100    $117    $109    $122    $134    $235

AMEX Market Value Index          100     112     113     135     139     172

S & P Financial                  100     129     130     158     201     312

* $100 invested on 7/31/92 in stock or index - including reinvestment of dividends. Fiscal year ending July 31.


Graph produced by Research Data Group

                             CERTAIN TRANSACTIONS

     A substantial amount of commercial paper issued by the Company since its inception has been purchased by officers, directors and stockholders of the Company or their affiliates. Such commercial paper has been issued at interest rates then prevailing in the commercial paper markets and on terms customary in such markets. The maximum aggregate principal amount of commercial paper issued by the Company and held by them at any one time during fiscal 1997 was $17.0 million. Interest expense incurred in connection with commercial paper issued to them by the Company amounted to $721,000 in fiscal 1997. At July 31, 1997, the aggregate face amount of outstanding commercial paper issued to them by the Company was $7.3 million and the aggregate amount of accrued interest thereon was $91,000.

     Lawrence B. Fisher, a director of the Company, is a partner of the law firm of Orrick, Herrington & Sutcliffe LLP, which has been retained by the Company in connection with certain legal matters. Total legal fees billed to the Company by Orrick, Herrington & Sutcliffe LLP during the fiscal year ended July 31, 1997 was lower than the minimum reportable amount.

                           RATIFICATION OF AUDITORS

     The Board of Directors, on the recommendation of the Audit Committee, has appointed the firm of Eisner & Lubin LLP, the Company's independent public accountants for the fiscal year ended July 31, 1997, as the Company's independent public accountants for the fiscal year ending July 31, 1998. Accordingly, the following resolution concerning the ratification by the stockholders of the appointment of independent auditors will be offered at the
Meeting:

     "RESOLVED, that the appointment by the Board of Directors of the Company of Eisner & Lubin LLP, to audit the accounts of the Company and its subsidiaries for the fiscal year ending July 31, 1998 is hereby ratified and approved."

     A representative of Eisner & Lubin LLP will be present at the Meeting will have the opportunity to make a statement and will be available to respond to appropriate questions. Eisner & Lubin LLP has been the Company's independent auditors since the Company's inception in 1989.

The Board of Directors unanimously recommends a vote "FOR" the ratification of the appointment of Eisner & Lubin LLP.

                             STOCKHOLDER PROPOSALS

     All proposals of stockholders to be presented at the Company's next Annual Meeting of Stockholders, to be held in December 1998, must be directed to the Secretary of the Company at the Company's principal executive office and, if they are to be considered for possible inclusion in the proxy statement and form of proxy for such Annual Meeting in accordance with the rules and regulations of the Commission, must be received on or before July 9, 1998.

                                OTHER BUSINESS

     Neither the Company nor the Board of Directors knows of any matters, other than those indicated above, to be presented at the Meeting. If any additional matters are properly presented, the persons named in the proxy will have discretion to vote the shares represented by such proxy in accordance with their judgment.


                                      BY ORDER OF THE BOARD OF DIRECTORS



                                      Troy H. Geisser
                                      Secretary


DATE:  November 7, 1997

                         FINANCIAL FEDERAL CORPORATION
                                   P R O X Y
      THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Financial Federal Corporation (the "Corporation") hereby appoints Clarence Y. Palitz, Jr. and Michael C. Palitz, or either of them, with full power of substitution, as proxies for the undersigned to attend and act for and on behalf of the undersigned at the Annual Meeting of Stockholders of the Corporation to be held at 270 Park Avenue, New York, New York on December 9, 1997 at 10:00 a.m., and at any adjournment thereof, to the same extent and with the same power as if the undersigned were present in person thereat and with authority to vote and act in such proxyholder's discretion with respect to other matters which may properly come before the Meeting. Such proxyholder is specifically directed to vote or withhold from voting the shares registered in the name of the undersigned as indicated.

Notes:
(1) This form of proxy must be executed by the stockholder or his attorney in writing or, if the stockholder is a corporation, under the corporate seal or by an officer or attorney thereof duly authorized. Joint holders should each sign. Executors, administrators, trustees, etc. should so indicate when signing. If undated, this proxy is deemed to bear that date it was mailed to the stockholder.

(2) the shares represented by this proxy
    will, on a show of hands or any ballot       FINANCIAL FEDERAL CORPORATION
    that may be called for, be voted or          P.O. BOX 111O2
    withheld from voting in accordance with      NEW YORK, N.Y. 10203-0102
    the instructions given by the stockholder, in the absence of any contrary instructions, this proxy will be voted "FOR" the itemized matters.
                                                  (Continued on reverse side)



1.  ELECTION OF DIRECTORS

       FOR all nominees [ ]   WITHHOLD AUTHORITY to vote [ ]   *EXCEPTIONS [ ]
       listed below           for all nominees listed below.

Nominees: Lawrence B. Fisher, William C. MacMillen, Jr., Bernard G. Palitz,
          Clarence Y. Palitz, Jr., Michael C. Palitz, Paul Sinsheimer.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and strike a line through that nominee's name.)


2.  In respect of the resolution on
    ratifying and approving the appointment
    of Eisner & Lubin LLP as auditors of
    the Corporation for fiscal year 1998.    FOR [ ]  AGAINST [ ]  ABSTAIN [ ]





                                                 Change of Address and     [ ]
                                                 or Comments Mark Here

                       The signature on this Proxy should correspond exactly with stockholder's name as printed to the left. In the case of joint tenancies, co-executors, or co-trustees, both should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.

                       Dated:                                       , 1997
                             ---------------------------------------

                       ---------------------------------------------------
                                    Signature of Stockholder

                       ---------------------------------------------------
                             Signature of Stockholder-Joint Tenants

                       Votes must be indicated
                       (x) in Black or Blue Ink.   [X]

Please mark, sign, date and return this proxy promptly in the envelope provided.